CAUSE NO. 2009-68206

LISA MEIER Plaintiff, v. PLATINUM ENERGY RESOURCES, INC. Defendant.	§ § § § § § § §	IN THE DISTRICT COURT OF HARRIS COUNTY, T E X A S 129TH JUDICIAL DISTRICT

MOTON FOR DISMISSAL WITH PREJUDICE

TO THE HONORABLE JUDGE OF SAID COURT;

LISA MEIER, hereinafter referred to as Plaintiff, files this Motion for Dismissal with Prejudice and respectfully shows the Court the following:

Plaintiff moves this Court to dismiss with prejudice the above entitled and numbered cause because the matters in controversy between Plaintiff and Platinum Energy Resources, Inc., have been fully finally settled and compromised.

WHEREFORE, Plaintiff respectfully requests that this Court grant this Motion for Dismissal with Prejudice and that an order be entered dismissing this case against Defendant with prejudice and with court costs, expenses and attorney's fees to be paid by the party incurring the same.

Respectfully submitted,

TUCKER, VAUGHAN, GARDNER & BARNES, P.C.

By:________________________________

Eliot P. Tucker
TBA No.: 20267000
Roy L. Barnes
TBA No.: 01772500
JP Morgan Chase Building
712 Main, Suite 1600
Houston, Texas 77002-3297
(713) 228-7425 – Telephone
(713) 228-7329 – Facsimile
eptucker@tuckervaughan.com
rbarnes@tuckervaughan.com

ATTORNEYS FOR PLAINTIFF, LISA MEIER

CERTIFICATE OF SERVICE

I hereby certify that a true and correct copy of the foregoing instrument has been provided to the following counsel of record by facsimile on this 8 day of April, 2011:

Anthony D. Weiner
Dobrowski L.L.P.
4601 Washington Avenue, Suite 300
Houston, Texas 77007
713/659-2908 – facsimile
Attorney for Platinum Energy Resources, Inc.

____
Eliot P. Tucker